EXHIBIT 31

13a-14 CERTIFICATION

        I, Mark E. Jones, III certify that:

        1.         I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Brazauro Resources Corporation (the “Company”);

        2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: May 31, 2006	/s/ Mark E. Jones, III ___________________________________ Mark E. Jones, III Chief Executive Officer (and principal financial officer)